TECHNOLOGY ASSIGNMENT AGREEMENT

This Technology Assignment Agreement (the “Agreement”) is entered into on this the 6th day of August 2021 (the “Effective Date”) by and between Hanliang Shao ("Shao") and Plasma Innovative Inc., a Nevada corporation (hereinafter referred to as the (“Assignee” or the “Company”).

BACKGROUND

WHEREAS, on July 22, 2021, the Corporation was formed in the State of Nevada and Shao is an officer and director of the Corporation,

WHEREAS, Shao now desire to sell, convey, transfer and otherwise assign to the Assignee all of his rights, titles, interests and benefits in and to certain technology and also agrees to certain confidentiality and non competition covenants in exchange for shares of common stock of the Company,

WHEREAS, Assignor and the Assignee desire to more formalize their respective rights, considerations and privileges by and among each other, all as set forth herein,

NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, the parties hereto agree as follows:

SECTION 1

Definitions

For purposes of this Agreement, the following definitions apply:

“Shares” shall have the meaning set forth in Section 3.1(i).

"Technology" shall be defined as all rights, titles, interests, and benefits of Assignor and all powers and privileges of Assignor (including to make, have made, use, or sell under patent law; to copy, adapt, distribute, display, and perform under copyright law; and to use and disclose under trade secret law) in and to the technology generally described on Exhibit A, including the following:

(1) All United States and foreign patents and patent applications, if any, including, without limitation, the patent application, patent license rights and patentable inventions, any continuation or continuation-in-part of, division of, or substitution for any such applications, any United States patent issued thereon, any reissue or reexamination application filed on any such United States patent, any reissue patent or reexamined patent issuing thereon, and any extension of any such United States patent or reissue patent and any and all applications for patent in any country foreign to the United States on any invention disclosed in any of said patents or patent applications described above and any patents granted thereon, all of which relating to the technology;

(2) All related expertise, knowledge, trade secrets, know-how, confidential or proprietary information, including, without limitation, the confidential and proprietary information, shop rights, technical data, technology licenses, concepts, drawings, schematics, prototypes, improvements, enhancements, upgrades, materials, works of authorship, derivative, and derivative works, mask works, engineering files, molds, mold designs, system documentation, flow charts, computer software code and design specifications acquired or developed by Assignor or any of its affiliates that are embodied or incorporated in or derived from the technology or in connection with the development of the programming, inventions, processes, and apparati entailed by the technology;

(3) All market research and information, manufacturers, contact lists, existing or potential customer or distributor lists, marketing materials, business plans, notes, documents and records pertaining in any way to any of the technology and any existing or future products incorporating any of the technology or any item described in any of the foregoing paragraphs and any agreements with any other parties to contribute to the further development of any of the technology;

(4) all customers and/or discussions with potential customers and all current contracts and contract proposals, and

(5) All other intellectual property rights and legal protections in every and all countries and jurisdictions owned or claimed by Assignor or any of its affiliates and embodied in or comprising any of the Technology.

SECTION 2

Assignment of Rights; Further Actions;

Improvements and Subsequent Discoveries; and

Further Assurances

2.1 Assignment of Rights by Assignor. For good and valuable consideration, receipt of which is acknowledged by the Assignor, the Assignor hereby irrevocably and without reservation or limitation sells, conveys, transfers and otherwise assigns exclusively to Assignee, and Assignee hereby receives from Assignor, all of such Assignor’s proprietary ownership and all other right, title and interest in and to the Technology. It is further understood and agreed that the foregoing assignment and transfer shall have no geographical limitation and shall be royalty free. Moreover, as a result of this assignment, Assignee shall have the free, unrestricted and exclusive right and privilege to sell, lease, assign, sub-assign, transfer the Technology for the Permitted Use to one or more third parties, and any such consideration received in exchange shall be the sole and exclusive property of the Assignee.

2.2. Further Actions. Assignor shall promptly deliver to Assignee originals or copies of all equipment, documents, media, and other items which embody or otherwise relate to the Technology. Assignor further agrees to promptly execute, upon each request by Assignee, an assignment and other documents, testify and take other acts at Assignee's expense and as reasonably requested by Assignee, in order to obtain, in Assignee's name and for its benefit, the existing patent application, other patent applications, patents, trade secrets and other intellectual property rights throughout the world. As additional consideration for Assignee entering into this Agreement, Assignor will assist Assignee in applying for patents within or outside of the United States, relating to the Technology. If such patent applications are applied for in the name of Assignor or such patents are issued in the name of by such Assignor, such Assignor, at Assignee’s request and expense, will promptly assign and transfer such patent applications or patents to the Assignee.

2.3 Improvements and Subsequent Discoveries. It is further agreed and understood that all improvements, enhancements, alterations, modifications of the Technology, irrespective if made by the Company or Assignor, shall be the exclusive property of the Company. Assignor shall have no rights whatsoever in any subsequent discoveries, inventions, and/or technologies resulting from the development of the Technology.

2.4 Further Assurances. In order to establish, perfect, protect, defend and enforce Assignee’s right, title and interest in and to the Technology, upon request by Assignee at any time, and at Assignee’s cost and expense, Assignor and/or Assignors shall execute all documents and instruments and do all other things deemed necessary or useful by Assignee in establishing, perfecting, protecting, prosecuting, defending and enforcing Assignee’s proprietary right, title and interest in the Technology. In particular but not by way of limitation, Assignor shall do all things reasonably requested by Assignee to achieve the intent of the foregoing sentence (other than the payment of money), including without limitation the furnishing of information and execution of documents, the filing of which with governmental authorities is prerequisite to the statutory recordation of assignment of the Technology.

SECTION 3

Consideration For Assignment of the Technology

As consideration for the assignment of the Technology by Assignor to Assignee herein, Assignor shall receive from Assignee 4,00,000 shares of its common stock at par value of $0.001 (“Shares”) which shall be issued upon filing of the patent application under the Assignee’s name with US Patent and Trademark Office.

SECTION 4

Covenant Not To Compete

4.1. Additional Shares. The parties further agree that Assignor shall be entitled to receive a total of 2,000,000 additional shares of common stock at par value of $0.001 of Assignee issuable monthly over a three (3) year period beginning with the month of August 2021 (“Term”) at the rate of 55,556 shares per month, except in final month, the amount shall be 55,540, provided that Assignee does not breach the covenants set forth in 4.2 below during the Term.

4.2. Covenants. During the Term, Assignor covenants and agrees that;

(a) He will not to disclose any confidential and/or proprietary information of the Company, including the Technology, to any third party.

(b) he will refrain from accepting employment, consulting or advisor role with any company, entity or individual that is engaged in direct competition with Company, and

(c) he will not engage in any activity, directly or indirectly, that directly competes with the business of Company.

Notwithstanding the foregoing, the parties agree that Assignor may disclose confidential information which is approved for disclosure by Company or which is required to be disclosed pursuant to a requirement of a governmental agency or law, so long as Assignor provides Company with written notice of such requirement prior to any such disclosure.

4.3 Result of Breach. In the event the Assignor breaches any of the covenants and agreements in Section 4.2 or any of the representations and warranties in Section 5 as determined by the Company, the Company will immediately cease issuing any additional Shares to Assignor and in addition, Assignor shall immediately assign transfer and convey back to the Company any Shares that previously have been issued to Assignor. Further, the Company is hereby authorized without any further agreement from Assignor to cancel of such previously issued Shares on its books and records.

SECTION 5

Representations and Warranties and Acknowledgements of Parties

5.1. General Representations and Warranties of Assignor. Assignor hereby represents and warrants to the Assignee as follows:

(a) Assignor has the power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

(b) As of the date of this Agreement, Assignor is not a party to any agreement or arrangement with any third party or under any obligation or restriction which in any way limits or conflicts with his ability to fulfill any of his obligations under this Agreement.

(c) Assignor is the owner of the entire right, title, and interest in and to the Technology free and clear of all liens, claims and encumbrances of any kind or nature; Assignor has the sole right to assign and transfer the Technology as provided herein, and that the Assignor has not granted, nor will grant in the future, any license, assignment or other rights to the Technology to any other entity under any circumstance. Eah Assignor also further represents that there are no agreements, written or oral, involving the Technology, including any assignment thereof, other than as stated herein. On the date hereof, Assignor is not aware of any infringement of or by the patent rights or any claims by any other party in and to the Technology.

5.2. General Representations and Warranties of Assignee. Assignee hereby represents and warrants to the Assignor as follows:

(a) It is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada,

(b) The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of the Assignee,

(c). Assignee has the power and authority to execute and delivery this Agreement and to perform its obligations under this Agreement.

(d) As of the date of this Agreement, Assignee is not a party to any agreement or arrangement with any third party or under any obligation or restriction which in any way limits or conflicts with its ability to fulfill any of its obligations under this Agreement.

5.3. Investment Representations and Warranties. In connection with the acquisition of the Shares, Assignor hereby represents and warrants to the Company the following:

(a) He is aware of the Company’s business affairs and financial condition, including that it is a start up enterprise and has limited assets and liabilities, and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the securities. He is purchasing these securities for investment for his own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933 (the “Securities Act”).

(b) He understand that the business of the Company will be run by other individuals, and that dilution to his stock ownership will occur in the future,

(c) He understands that the Shares have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of his investment intent as expressed herein. In this connection, he understands that, in view of the Securities and Exchange Commission, the statutory basis for such exemption may not be present if his representations meant that his present intention was to hold these securities for a minimum capital gains period under the tax statutes, for a deferred sale, for a market rise, for a sale if the market does not rise, or for a year or any other fixed period in the future.

(d) He further acknowledges and understands that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. He further acknowledges and understands that the Company is under no obligation to register the Shares. He understands that the certificate evidencing the securities will be imprinted with a legend which prohibits the transfer of the securities unless they are registered, or such registration is not required in the opinion of counsel for the Company.

5.4 Acknowledgements. The Assignor hereby acknowledges that the following:

(a) the share certificate evidencing the Shares issued hereunder shall be endorsed with the following legend, in addition to any legend required to be placed thereon by any other applicable state securities laws.

“The securities represented by this certificate have not been registered under the United States Securities Act of 1933, as amended (the "Act") or any state securities law. These shares have been acquired for investment and may not be offered for sale, hypothecated, sold or transferred, nor will any assignee or transferee thereof be recognized by the Company as having any interest in such shares, in the absence of (i) an effective registration statement with respect to the shares under the Act, and any other applicable state law, or (ii) an opinion of counsel satisfactory to the Company that such shares will be offered for sale, hypothecated, sold or transferred only in a transaction which is exempt under or is otherwise in compliance with the applicable securities.”

(b) None of the following have ever been represented, guaranteed, or warranted to him by any brokers, the Company, their affiliates, agents, or employees or any other person, expressly or by implication:

(i). the approximate or exact length of time that he will be required to remain an owner of his investment in the Shares;

(ii). the percentage of profit and/or amount of or type of consideration, profit or loss (including tax write-offs and/or tax benefits) to be realized, if any, as a result of this investment; or

(iii). the past performance or experience on the part of the Company or any affiliates, officers, associates, agents or employees or of any other person, that will in any way indicate the predictable results of an investment in the Shares.

SECTION 6

Notice Provisions

Any notice required by this Agreement shall be in writing and shall be given by prepaid, first class, certified mail, return receipt requested, or sent by nationally recognized overnight delivery service, addressed in the case of Assignor to:

523 School House Rd

Kennett Square, PA 19348

or in the case of Assignee:

Sanbao Street, South BLD 14, Unit Yi, Rm 101

Zhonglou District, Changzhou, Jiangsu, China

or at such other address as shall be furnished in writing by such party, and any such notice or communications shall be effective and be deemed to have been given only upon its delivery in accordance with this Section. Notice shall be deemed given, received, and effective on: (i) if given by courier service, the date of actual receipt by the receiving party, or if delivery is refused on the date delivery was first attempted; or (ii) if given by certified mail, the earlier of; the date received, or the third day after being posted with the United States Postal Service. Any person entitled to notice or a copy of notice may change any address to which notice or a copy of notice is to be given to it by giving notice of such change of address as provided in this Section. The inability to deliver notice because of changed address for which no notice was given shall be deemed to be receipt of the notice as of the date such attempt was first made.

SECTION 7

GENERAL PROVISIONS

7.1. The agreements contained herein shall be binding on and inure to the benefit of the successors, heirs and assigns of the parties hereto, provided that this Agreement is not assignable by the Assignor. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Assignor and the Company.

7.2. This Agreement shall be construed and enforced in accordance with the laws of the State of Pennsylvania, with jurisdiction resting in the federal or state courts located in Pennsylvania, and the parties hereto hereby consent to the personal and exclusive jurisdiction of these courts, hereby waive the personal service of any and all process upon them, and consent to service of process by certified or registered mail, return receipt requested, addressed to the parties at the address stated herein.

7.3 The waiver, amendment or modification of any provision of this Agreement or any right, power or remedy hereunder, whether by agreement of the parties or by custom, course of dealing or trade practice, shall not be effective unless in writing and signed by the party against whom enforcement of such waiver, amendment or modification is sought. No failure or delay by any party in exercising any right, power or remedy with respect to any of the provisions of this Agreement shall operate as a waiver of such provisions with respect to such occurrences.

7.4 The Agreement, together with Exhibits A and the recitals herein, contain the entire agreement between the parties with respect to the transfer of the Technology, and supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral, between the parties with respect thereto.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date provided above.

ASSIGNOR

/s/ Hanliang Shao

Hanliang Shao

Plasma Innovative Inc.

/s/ Zhi Yang

Zhi Yang

President

EXHIBIT A

Description of Technology

(1) Cold plasma equipment with dual electric field gas supply

The patent solves the problem: the cold plasma biological interaction treatment adopts dual electric field treatment to improve production efficiency, and more importantly, improve the position of the gas supply inlet and improve the processing quality.

(2) Cold plasma device for biological experiment

Patent to solve the problem: mainly used for experiments related to plasma treatment of small-scale laboratory-level living bodies.

Patent advantage: There are industrial-grade processing devices, but laboratory-grade processing devices are currently not available. The device will meet the processing needs of small batch samples in the laboratory.

(3) Cold plasma instrument for biological sterile experiment

The patent solves the problem: Realizing plasma treatment of living organisms in a sterile ultra-clean environment.

Patent advantage: Aseptic operation can be realized in a small area, and the cleanliness of the overall operation room is lower, which can greatly reduce the decoration and operating costs of the working environment